Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-128898) pertaining to the WebMD Health Corp. 2005 Long-Term Incentive Plan,

(2)	Registration Statement (Form S-8 No. 333-145329) pertaining to the WebMD Health Corp. Long-Term Incentive Plan for Employees of Subimo, LLC,

(3)	Registration Statement (Form S-8 No. 333-153187) pertaining to the WebMD Health Corp. 2005 Long-Term Incentive Plan,

(4)	Registration Statement (Form S-8 No. 333- 162651) pertaining to the stock option plans of HLTH Corporation (“HLTH”) and certain predecessor companies that were assumed by WebMD in connection with its merger with HLTH,

(5)	Registration Statement (Form S-8 No. 333- 162653) pertaining to the WebMD Health Corp. 2005 Long-Term Incentive Plan, and

(6)	Registration Statement (Form S-8 No. 333-172539) pertaining to the WebMD Health Corp. 2005 Long-Term Incentive Plan,

of our reports dated February 29, 2012, with respect to the consolidated financial statements and schedule of WebMD Health Corp. and the effectiveness of internal control over financial reporting of WebMD Health Corp., included in this Annual Report (Form 10-K) of WebMD Health Corp. for the year ended December 31, 2011.

/s/ ERNST & YOUNG LLP

New York, New York

February 29, 2012